UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2009

COMPUTER HORIZONS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	0-7282	13-2638902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Route 46 - Suite 310, Parsipanny, NJ		07054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 257-5030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 23, 2009, Computer Horizons Corp. (the “Company”) issued a press release announcing the anticipated deregistration of the Company’s common stock, a copy of which is attached as exhibit 99.1 hereto.

Item 8.01	Other Events.

As previously disclosed, on February 11, 2009, the Company filed amendments to its Certificate of Incorporation that (i) effectuated a 1-for-500 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of common stock and (ii) immediately following the Reverse Stock Split, effectuated a 500-for-1 forward stock split (together with the Reverse Stock Split, the “Reverse/Forward Stock Split”). As a result of the Reverse/Forward Stock Split, there are now fewer than 300 record holders of the Company’s Common Stock.  As permitted by Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company intends to file shortly with the Securities and Exchange Commission (the “Commission”) a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 (the “Form 15”).  The Form 15 will notify the Commission of the withdrawal of the Company’s Common Stock from registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4(a)(1) under the Exchange Act.  The deregistration is expected to become effective 90 days after filing of the Form 15.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Document

99.1	Press Release dated February 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.
(Registrant)

Date: February 23, 2009

	By:	/s/ Barbara Rodriguez
	Name:	Barbara Rodriguez
	Title:	Chief Financial Officer